Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2012 Stock Award Plan of Kona Grill, Inc. of our report dated March 15, 2013, with respect to the consolidated financial statements of Kona Grill, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Phoenix, Arizona

March 15, 2013